Exhibit 99.1

The Ultimate Software Group, Inc. 2000 Ultimate Way Weston, Florida 33326 Phone: 800-432-1729 Fax: 954-331-7300 www.ultimatesoftware.com

FOR IMMEDIATE RELEASE

Ultimate Software Enters into Binding Letter of Intent to Acquire PeopleDoc for HR Service Delivery

July 17, 2018—Ultimate Software (Nasdaq: ULTI), a leading provider of human capital management (HCM) solutions, announced today that it has entered into a binding Letter of Intent (LOI) with the controlling shareholders of PeopleDoc with respect to the acquisition of PeopleDoc by Ultimate Software. PeopleDoc—a pioneer in HR Service Delivery—is based in Paris, France, and has more than 1,000 customers with users in 180 countries.  The addition of the PeopleDoc HR Service Delivery platform will further Ultimate's mission to improve the employee experience by offering new, person-centric features, such as an online employee help center, HR case management, and employee file management.

Upon completion of the transaction, PeopleDoc will continue operating globally as a wholly owned subsidiary of Ultimate, delivering, selling, and supporting cloud-based HR Service Delivery solutions that integrate with multiple HCM platforms to organizations based in North America and Europe.  In addition, beginning in January 2019, Ultimate customers will have the option to select HR Service Delivery features as part of the unified UltiPro HCM suite, which includes core HR, payroll, benefits management, workforce management, talent acquisition, and talent management.

When used in conjunction with the UltiPro HCM platform, the new HR Service Delivery options will give Ultimate customers the ability to provide faster, more responsive support to their workforces—as well as reduce the administrative burden on HR and payroll teams. For instance, these new features will allow customers to immediately process online employee help requests, serve up personalized answers and guidance to employees automatically in real-time, and route and track the status of employee inquiries, all without requiring employees to understand the structure of the HR organization.

"PeopleDoc's multi-national team has a proven track record of success and expertise serving global organizations," said Scott Scherr, CEO, president, and founder of Ultimate. "This acquisition will open doors for Ultimate to further expand our presence in international markets. We are looking forward to taking care of PeopleDoc's employees, as our two amazing cultures create an even stronger organization."

"As a startup, we've had to evolve time and time again to stay ahead of the market," said Jonathan Benhamou, co-founder and CEO of PeopleDoc. "Now we are entering a new chapter in our journey to help HR teams worldwide change the world of work. By joining Ultimate, we are creating an amazing combined team, driven by the same core values and same 100% dedication to HR. Our shared passion and the opportunity before us make this next chapter our most exciting one yet."

PeopleDoc Background
PeopleDoc has more than 265 employees, with offices in France, Germany, the U.K., Finland, the Netherlands, Canada, and the United States. PeopleDoc serves more than 1,000 customers representing over four million end users, including companies such as Avis Budget Group, Club Med, GoDaddy, HSBC, Nestle, and Yves Rocher.

The company was founded in 2007 by Jonathan Benhamou and Clément Buyse with the mission of making it easier for HR teams to elevate the level of service they provide to their employees. PeopleDoc's comprehensive HR Service Delivery platform enables HR organizations to serve employees anytime, anywhere, with the ability to easily answer employee requests on demand; automate employee processes; and manage document acknowledgement, storage, and compliance across multiple global locations. With less time spent managing time-consuming administrative tasks, HR can focus more time on connecting with the workforce to improve the employee experience and increase engagement at work.

PeopleDoc has recently been mentioned by Forbes for advances in employee process automation and Inc. Magazine for helping define the category of HR Service Delivery. In 2014, PeopleDoc was named to the "Cool Vendors in Human Capital Management" list by Gartner. More information is available at www.people-doc.com.

"We always worked with our employees and customers to develop our products and build our business," said Buyse, co-founder and COO of PeopleDoc. "It's exciting that our innovation can now be fostered by a community of over 4,000 customers and tens of millions of users. With Ultimate, we will be able to accelerate research and development for HR Service Delivery, including in our Paris innovation hub, to help customers bring to life the workplaces they imagine."

"It's rare to encounter another organization that is such a complementary fit in philosophy, culture, and technology," said Adam Rogers, chief technology officer at Ultimate. "As soon as we met Jonathan and Clément, and the incredible team they've built, we were struck by the alignment between our two brands, our offerings, and our missions to improve people's experiences at work. The unique technology solutions they've developed will allow our customers to take better care of their employees, which we believe is the single most important ingredient in long-term business success."

Transaction Details
Ultimate Software plans to acquire PeopleDoc for approximately $300 million, to be paid with a combination of cash and shares of Ultimate Software common stock, with approximately $75 million of cash to be paid at the closing and approximately $50 million of cash to be paid 12 months after the closing date. Ultimate Software expects that the PeopleDoc acquisition will have no material impact on Ultimate's total revenues in fiscal year 2018.

Following completion of the notification and consultation process with PeopleDoc's employee-works councils, as required by local laws, Ultimate Software, PeopleDoc, and PeopleDoc's  shareholders are expected to enter into the definitive share purchase agreement contemplated by the LOI. Completion of the transaction is subject to entry into the definitive acquisition agreement and other customary closing conditions.  Ultimate Software expects the transaction to close in the third quarter of 2018.

Forward-Looking Statements
Certain statements in this press release are forward-looking statements within the meaning provided under the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are made only as of the date hereof. These statements involve known and unknown risks and uncertainties that may cause Ultimate Software's actual results to differ materially from those stated or implied by such forward-looking statements, including risks and uncertainties associated with the success, integration, and anticipated benefits associated with the acquisition of PeopleDoc, fluctuations in Ultimate Software's quarterly operating results, concentration of Ultimate Software's product offerings, development risks involved with new products and technologies, competition, contract renewals with business partners, compliance by Ultimate Software's customers with the terms of their contracts with Ultimate, and other factors disclosed in Ultimate Software's filings with the U.S. Securities and Exchange Commission. Ultimate Software undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

About Ultimate Software
Ultimate is a leading provider of cloud-based human capital management solutions, with more than 38 million people records in the Ultimate cloud. Ultimate's award-winning UltiPro delivers HR, payroll, talent, and time and labor management solutions that connect people with the information they need to work more effectively. Founded in 1990, Ultimate is headquartered in Weston, Florida, and employs more than 4,300 professionals. In 2018, Ultimate ranked #3 on Fortune's 100 Best Companies to Work For list, its seventh consecutive year in the top 25, and #1 on Fortune's Best Workplaces in Technology list for the third year in a row. Ultimate has more than 4,100 customers with employees in 160 countries, including Bloomin' Brands, Culligan International, Feeding America, Phoenix Suns, Red Roof Inn, SUBWAY, Texas Roadhouse, and Yamaha Corporation of America. More information on Ultimate's products and services for people management can be found at www.ultimatesoftware.com.

UltiPro is a registered trademark of The Ultimate Software Group, Inc. All other trademarks referenced are the property of their respective owners.

Follow Ultimate Software on Twitter: www.twitter.com/UltimateHCM and on LinkedIn: http://linkd.in/UltimateHCM

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Ultimate Software Contact: Darlene Marcroft Ultimate Software Phone: 954-331-7444 darlene_marcroft@ultimatesoftware.com	For Sales Information: Ultimate Software Phone: 800-432-1729 Website: www.ultimatesoftware.com